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                                                                    EXHIBIT 4.14

                     AMENDMENT NO. 2 TO EXCHANGE AGREEMENT
                        AMENDMENT NO. 1 TO FEE AGREEMENT
                      AMENDMENT NO. 1 TO SECURITY AGREEMENT

         This Amendment No. 2 to Exchange Agreement, Amendment No. 1 to Fee Agreement and Amendment No. 1 to Security Agreement (this "Agreement") is dated as of May 10, 1999, and is entered into by and among International Microcomputer Software, Inc., a California corporation ("IMSI"), Zedcor, Inc., an Arizona corporation ("Zedcor"), the representative (the "Representative") of the Zedcor shareholders appointed pursuant to Section 2.4 of that certain Exchange Agreement dated as of September 17, 1998 by and between IMSI and Zedcor (the "Exchange Agreement"), and each person whose name is subscribed on the signature page of this Agreement as a former shareholder of Zedcor (the "Zedcor Shareholders").

                                   BACKGROUND

         IMSI and Zedcor previously entered into the Exchange Agreement. A portion of the purchase price payable by IMSI to Zedcor pursuant to the Exchange Agreement was reflected in the Note, which had a principal balance of $2,229,500.

         IMSI, Zedcor, the Zedcor Shareholders and the Representative entered into a Security Agreement dated as of September 17, 1998 (the "Security Agreement"), granting the Representative, for the benefit of the Zedcor Shareholders, a security interest in the Collateral to secure IMSI's payment obligations under the Note.

         IMSI and Zedcor entered into an Amendment No. 1 to Exchange Agreement dated as of February __, 1999 ("Amendment No. 1 to Exchange Agreement"). Pursuant to Amendment No. 1 to Exchange Agreement, the Hold Back Funds amount was established at $200,000, and IMSI agreed to release the Hold Back Funds (or any portion remaining after Set-Off(s), to the Zedcor Shareholders on or about September 17, 2000. In addition, pursuant to Amendment No. 1 to Exchange Agreement, the parties agreed that the payments reflected in the Note would be satisfied by the transactions contemplated by the Fee Agreement, and that in full satisfaction of any and all remaining monies due under the Exchange Agreement described in the Note (with the exception of the Hold Back Funds), IMSI would make four equal payments to Zedcor each in the amount of $98,750 on March 1, April, May 1 and June 1, 1999.

IMSI and Zedcor entered into a Fee Agreement dated as of February __, 1999 (the "Fee Agreement"). Under the Fee Agreement, Zedcor agreed that the $1,503,207.10 (the "Fees") still owed by IMSI pursuant to the Exchange Agreement (and reflected in the Note) would be satisfied by the issuance by IMSI to Zedcor of 150,321 shares (the "Shares") of IMSI Common Stock, no par value ("Common Stock"). The Exchange Agreement, Amendment No. 1 to Exchange Agreement, Security Agreement Fee Agreement will sometimes be referred to collectively as the "Transaction Documents".


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Capitalized terms not defined herein will have the meanings give to them in the
Transaction Documents.

         The parties desire to amend the Transaction Documents in certain respects.

                                    AGREEMENT

         1. Payment of Holdback Funds. The Holdback Funds, in an amount equal to $200,000, shall be paid within two business day after this Agreement has been executed by and delivered by all parties hereto. Payment shall be by check or by wire transfer to an account designated in writing by the Zedcor Shareholders to IMSI.

         2. Amendment of "Shares" in Fee Agreement. The term "Shares" as defined in Section 2 of the Fee Agreement is hereby amended to be 187,901 shares of Common Stock, which equals the Fees divided by $8.00; and after the date of this Agreement, the term "Shares" shall refer to such 187,901 shares.

         3. Issuance of Additional Shares. In consideration of the agreements of Zedcor and the Zedcor Shareholders hereunder, within five business days after the date that this Agreement is executed and delivered by all parties hereto, IMSI shall issue to Zedcor 10,000 shares (the "Additional Shares") of Common Stock. Such shares shall be included in the Registration Statement (as described below).

         4. The Registration Statement.

                  4.1 Filing of the Registration Statement. IMSI will use its best efforts to file a registration statement on Form S-3 (or other appropriate form) (the "Registration Statement") on or before September 30, 1999, with the Securities and Exchange Commission (the "SEC") registering the resale of the Shares and the Additional Shares. The Registration Statement may also include shares issued or issuable to other security holders of IMSI.

                  4.2 Consequences for Late Filing. If the Registration Statement is not filed with the SEC by September 30, 1999, then upon notice from the Zedcor Shareholders, IMSI shall redeem 12,500 Shares from the Zedcor Shareholders (in proportion to their relative ownership of the Shares) each month until the Registration Statement is filed. The purchase price for such redeemed shares shall be $8.00 per share. The maximum dollar amount that IMSI shall be required to pay to redeem Shares under this section (the "Maximum Redemption Amount") shall be an amount equal to the amount of the Fees (minus the dollar amount of previous redemptions of Shares from time to time), plus interest on such amount at an annual rate of 8% per annum until such time as the Shares may be sold pursuant to SEC Rule 144 (subject to the volume and other provisions of that rule). IMSI shall have no further obligation to redeem Shares at such time as the Shares may be sold pursuant to the provisions of SEC Rule 144 (subject to the volume and other provisions of that rule). The initial redemption shall occur within

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10 business days after delivery of the redemption notice from the Zedcor
Shareholders, and thereafter the redemption (and delivery of the redemption price) shall occur on each monthly anniversary of the initial redemption date, until the Registration Statement is filed or until the Maximum Redemption Amount has been paid. The Zedcor Shareholders shall execute such instruments (including without limitation delivery of stock certificates representing the Shares to be redeemed and duly executed stock assignments) as IMSI may reasonably request in connection with any such redemption.

                  4.3 Potential Issuance of Additional Shares. If, on the date which is three business days before the date the Registration Statement is declared effective by the SEC (the "Measurement Date"), the Average Market Price is less than $8.00 per share, then IMSI shall issue, within three business days of the Measurement Date, a number of additional shares of Common Stock (which shall be deemed to be "Shares") to the Zedcor Shareholders (in proportion to their relative ownership of Shares), such that the total number of "Shares" (taking into account the 187,901 Shares described in Section 2 above) equals $1,503,207.10 divided by the Average Market Price. The "Average Market Price" shall mean the average of the closing sales prices of the Common Stock (as quoted on Nasdaq) for the ten trading days before the Measurement Date; provided, however, that the Average Market Price shall in no event be deemed to be less than $4.00.

         5. Release of Security Interest. Each of the Representative and each Zedcor Shareholder hereby releases any and all security interests or similar rights that such person may have in and to the Collateral (as defined in the Transaction Documents) and hereby releases IMSI from any and all obligations and liabilities that IMSI otherwise may have in connection with the Collateral. Each of the Representative and each Zedcor Shareholder acknowledges that no event of default has occurred with respect to the Collateral under the Transaction Documents, and that after the date of this Agreement, IMSI may grant and create a first priority security interest in the Collateral in favor of another person or entity without any conflict with any right of the Representative or the Zedcor Shareholders. Each of the Representative and each Zedcor Shareholder agrees to take such actions and execute such instruments as IMSI may reasonably request in order to confirm the termination of the security interest and any similar rights.

         6. Release of Claims. Each of Zedcor, the Representative and each Zedcor Shareholder (individually a "Releasing Party" and collectively, the "Releasing Parties") hereby releases IMSI and its subsidiaries, successors and assigns, directors, officers, employees, attorneys and agents (collectively, the "Released Parties") from and against any and all claims, causes of action, complaints, charges, demands, liabilities, damages, losses, costs or expenses of any kind whatsoever (including attorney's fees and costs), arising out of or relating to any delay by IMSI before the date of this Agreement in filing the registration statement contemplated by the Transaction Agreements.

         7. No Other Changes. Except as set forth in this Agreement, all other terms and conditions of the Transaction Agreements shall remain in full force and effect. In the



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event of any conflict between the terms of this Agreement and the terms of any
Transaction Agreement, the terms of this Agreement shall control, and the Transaction Agreements shall be interpreted so as to be consistent with the provisions of this Agreement.

         8. Miscellaneous.

                  8.1 Governing Law; Consent to Jurisdiction. The validity, construction and performance of this Note will be governed by the laws of the State of California, excluding that body of law pertaining to conflicts of law. Each party to this Agreement irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts for Marin County, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement. Each party agrees that service of process in any such action may be made in the manner provided for in this Agreement for delivery of notices.

                  8.2 Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, three days after deposit in the U.S. mail by first class mail, one business day after its deposit with any reputable overnight courier service (prepaid), or one business day after transmission by telecopier with confirmation of receipt, in each case addressed to the other party at such party's address (or facsimile number, in the case of transmission by telecopier) as shown in the Exchange Agreement, or to such other address as such party may designate in writing from time to time to the other party.

                  8.3 Amendments and Waivers. No amendment or modification of this Agreement may be made or be effective unless and until it is set forth in writing and signed by IMSI and the Representative. Any such amendment or modification shall be binding on all Zedcor Shareholders. No waiver of any right under this Agreement will be effective unless expressly set forth in a writing signed by IMSI and/or the Representative, as applicable.

                  8.4 Successor and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, each party's respective heirs, successors and assigns.

                  8.5 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, it shall be enforced to the extent possible, and the remainder of this Agreement shall be enforced to the maximum extent possible.

                  8.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties regarding the subject matter hereof and supersedes any and all prior understandings and agreements among the parties with respect to such subject matter.


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                  8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but which together will constitute one instrument.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



IMSI                                   ZEDCOR                              REPRESENTATIVE


---------------------------------      ------------------------------      ------------------------------
Authorized signature                   Authorized signature                Authorized signature


---------------------------------      ------------------------------      ------------------------------
printed name                           printed name                        printed name


---------------------------------      ------------------------------      ------------------------------
Title                                  Title                               Title


---------------------------------      ------------------------------      ------------------------------
Date                                   Date                                Date


ZEDCOR SHAREHOLDERS


-------------------------------------------------       ----------------------------------------------
Authorized signature                                    Authorized signature


-------------------------------------------------       ----------------------------------------------
printed name                                            printed name


-------------------------------------------------       ----------------------------------------------
Title                                                   Title


-------------------------------------------------       ----------------------------------------------
Date                                                    Date


      [COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 2 TO EXCHANGE AGREEMENT, AMENDMENT NO. 1 TO FEE AGREEMENT AND AMENDMENT NO. 1 TO SECURITY AGREEMENT]


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